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                                   EXHIBIT 99

                             JOINT FILING AGREEMENT

              We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by either of us will be, filed on behalf of each of us.



                              NESTLE HOLDINGS, INC.



                              By:  /s/  James H. Ball
                                   ---------------------------------------
                                   Name:  James H. Ball
                                   Title: Senior Vice President, Secretary
                                          and General Counsel


                              NESTLE S.A.



                              By:  /s/  James H. Ball
                                   ---------------------------------------
                                   James H. Ball, attorney-in-fact for
                                   Name:  H.P. Frick
                                   Title: Senior Vice President and
                                   General Counsel of Nestle S.A.




Dated:  June 16, 1994